Exhibit 99.1

Alaska Airlines and Hawaiian Airlines to Combine,

Expanding Benefits and Choice for Travelers Throughout Hawai‘i and the West Coast

•	Combined company to maintain Alaska Airlines’ and Hawaiian Airlines’ strong, high-quality brands, supported by a single, compelling loyalty offering.

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Expands fifth largest U.S. airline to a fleet of 365 narrow and wide body airplanes enabling guests to reach 138 destinations through our combined networks and more than 1,200 destinations through the oneworld Alliance.

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Honolulu to become a key hub for the combined airline with expanded service for residents of Hawai‘i to the Continental U.S. and creating new connections to Asia and throughout the Pacific for travelers across the U.S.

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Commitment to Hawai‘i remains steadfast, including maintaining robust Neighbor Island air service, and a more competitive platform to support growth, job opportunities for employees, community investment and environmental stewardship.

•	Committed to maintaining and growing union-represented workforce in Hawai‘i.

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Combination will result in immediate value creation with sizable upside. All-cash transaction of $18 per share offers attractive premium for Hawaiian Airlines shareholders and is expected to be accretive to Alaska’s earnings within two years post-close with at least $235 million of expected run-rate synergies.

•	Investor conference call scheduled for today at 5:00 p.m. ET / 2:00 p.m. PT / 12:00 p.m. HT.

SEATTLE and HONOLULU, Dec. 3, 2023 /PRNewswire/ – Alaska Air Group, Inc. (NYSE: ALK), and Hawaiian Holdings, Inc. (NASDAQ: HA) today announced that they have entered into a definitive agreement under which Alaska Airlines will acquire Hawaiian Airlines for $18.00 per share in cash, for a transaction value of approximately $1.9 billion, inclusive of $0.9 billion of Hawaiian Airlines net debt. The combined company will unlock more destinations for consumers and expand choice of critical air service options and access throughout the Pacific region, Continental United States and globally. The transaction is expected to enable a stronger platform for growth and competition in the U.S., as well as long-term job opportunities for employees, continued investment in local communities and environmental stewardship.

As airlines rooted in the 49th and 50th U.S. states, which are uniquely reliant upon air travel, Alaska Airlines and Hawaiian Airlines share a deep commitment to caring for their employees, guests and communities. This combination will build on the 90+ year legacies and cultures of these two service-oriented airlines, preserve both beloved brands on a single operating platform, and protect and grow union-represented jobs and economic development opportunities in Hawai‘i, with a combined network that will provide more options and added international connectivity for travelers through airline partners including, the oneworld Alliance.

“This combination is an exciting next step in our collective journey to provide a better travel experience for our guests and expand options for West Coast and Hawai‘i travelers,” said Ben Minicucci, Alaska Airlines CEO. “We have a longstanding and deep respect for Hawaiian Airlines, for their role as a top employer in Hawai‘i, and for how their brand and people carry the warm culture of aloha around the globe. Our two airlines are powered by incredible employees, with 90+ year legacies and values grounded in caring for the special places and people that we serve. I am grateful to the more than 23,000 Alaska Airlines employees who are proud to have served Hawai‘i for over 16 years, and we are fully committed to investing in the communities of Hawai‘i and maintaining robust Neighbor Island service that Hawaiian Airlines travelers have come to expect. We look forward to deepening this stewardship as our airlines come together, while providing unmatched value to customers, employees, communities and owners.”

“Since 1929, Hawaiian Airlines has been an integral part of life in Hawai‘i, and together with Alaska Airlines we will be able to deliver more for our guests, employees and the communities that we serve,” said Peter Ingram, Hawaiian Airlines President and CEO. “In Alaska Airlines, we are joining an airline that has long served Hawai‘i, and has a complementary network and a shared culture of service. With the additional scale and resources that this transaction with Alaska Airlines brings, we will be able to accelerate investments in our guest experience and technology, while maintaining the Hawaiian Airlines brand. We are also pleased to deliver significant, immediate and compelling value to our shareholders through this all-cash transaction. Together, Hawaiian Airlines and Alaska Airlines can bring our authentic brands of hospitality to more of the world while continuing to serve our valued local communities.”

Complementary Networks and Greater Choice for Alaska Airlines and Hawaiian Airlines’ Combined 54.7 million Annual Passengers

The combination of complementary domestic, international, and cargo networks is positioned to enhance competition and expand choice for consumers on the West Coast and throughout the Hawaiian Islands through:

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Preserving outstanding brands: The combined airline will maintain both industry-leading Alaska Airlines and Hawaiian Airlines brands while integrating into a single operating platform, enabling the remarkable service and hospitality of each to be enjoyed by passengers with continued excellence in operational reliability, trust and guest satisfaction for which both companies have been consistently recognized.

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An enhanced product offering for a wide range of consumers: The combination preserves and expands high-quality, best-in-class product offerings with price points to make air travel accessible to a wide range of consumers across a range of cabin classes, including greater choice between Alaska Airlines’ high-value, low-fare options and Hawaiian Airlines’ international and long-haul product on par with network carriers.

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Complementary networks expand travel options: Passengers traveling throughout the Continental U.S., U.S. West Coast and across the Pacific will benefit from more choice and increased connectivity across both airlines’ networks, with service to 138 destinations including non-stop service to 29 top international destinations in the Americas, Asia, Australia and the South Pacific, and combined access to over 1,200 destinations through the oneworld Alliance.

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Expanded service for Hawai‘i: For Hawai‘i residents, the combination will expand service and convenience by tripling the number of destinations throughout North America that can be reached nonstop or one stop from the Islands, while maintaining robust Neighbor Island service and increasing air cargo capacity.

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Strategic Honolulu hub: Honolulu will become a key Alaska Airlines hub, enabling greater international connectivity for West Coast travelers throughout the Asia-Pacific region with one-stop service through Hawai‘i.

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Increased loyalty program benefits: The transaction will connect Hawaiian Airlines’ loyalty members with enhanced benefits through an industry-leading loyalty program for the combined airline, including the ability to earn and redeem miles on 29 global partners and receive elite benefits on the full complement of oneworld Alliance airlines, expanded global lounge access and benefits of the combined program’s co-brand credit card.

Delivering Substantial Benefits for Employees and Communities in Hawai‘i

As one of Hawai‘i’s largest employers, Hawaiian Airlines has a long legacy of commitment to its employees, who shaped the company over its 94-year history, and to local communities, culture, and the natural environment. As an integrated company, Alaska Airlines and Hawaiian Airlines will continue this stewardship and maintain a strong presence and investment in Hawai‘i. The combined company will drive:

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Growth in union-represented jobs: Maintain and grow union-represented jobs in Hawai‘i, including preserving pilot, flight attendant, and maintenance bases in Honolulu and airport operations and cargo throughout the state.

•	Strong operational presence: Maintain a strong operations presence with local leadership and a regional headquarters in Hawai‘i to support the combined airlines’ network.

•	Opportunities for employees: Provide more opportunities for career advancement, competitive pay and benefits, and geographic mobility for employees.

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Expansion of workforce development initiatives: Continue and expand access to workforce development initiatives, including Hawaiian Airlines’ partnership with the Honolulu Community College Aeronautics Maintenance Technology Program and Alaska Airlines’ Ascend Pilot Academy among others, to support future jobs and career opportunities in Hawai‘i and beyond.

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Investment in local communities: Continue to invest in Hawai‘i communities, combining and expanding the two airlines’ commitments, and work with local communities and government to build a vibrant future for Hawai‘i.

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Perpetuation of culture: Committed to promoting regenerative tourism in the Hawaiian Islands and investing in Hawaiian language and culture, continuing and building upon Hawaiian Airlines’ existing programs.

Becoming an Even More Sustainable Combined Airline

Alaska Airlines is committed to building upon both Alaska Airlines’ and Hawaiian Airlines’ strong commitments to environmental stewardship, including Alaska Airlines’ five-part path to net zero by 2040 and sustainability goals in areas of carbon emissions and fuel efficiency, waste, and healthy ecosystems. In 2022, Alaska Airlines made its largest Boeing fleet order in its 90-year history, focused on the Boeing 737-MAX aircraft, which are 25% more fuel-efficient on a seat-by-seat basis than the aircraft they replace, and continued to expand use of route optimization software to help dispatchers develop routes that save fuel, time, and emissions. Both airlines are actively working to advance the market for sustainable aviation fuel (SAF) in their respective geographies. These climate-focused efforts will continue, including continued investment in local sourcing.

Compelling Strategic and Financial Rationale, Generating Outsized Value Creation

The combination fits strategically with Alaska Airlines’ sustained focus on expanding options for West Coast travelers and creates an important new platform to further enhance Alaska Airlines’ above industry-average organic growth. The transaction is designed to deliver attractive value creation for Alaska Airlines’ shareholders while providing a compelling premium for Hawaiian Airlines shareholders.

•	All-cash transaction of $18.00 per share for a total equity value of $1.0 billion provides a compelling premium for Hawaiian Airlines shareholders.

•	Transaction multiple of 0.7 times revenue, approximately one third the average of recent airline transactions.

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Approximately $235 million of expected run-rate synergies reflect a conservative estimate of the transaction’s synergy potential; these exclude other identified upside opportunities that could be realized.

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Expected to generate high single digit earnings accretion for Alaska Airlines within the first two years (high-teens three+ years) post-close and mid-teens ROIC by year three, excluding integration costs, with returns above Alaska Airlines’ cost of capital.

•	No anticipated material impact on long-term balance sheet metrics, with return to target leverage levels expected within 24 months.

Conditions to Close

The transaction agreement has been approved by both boards. The acquisition is conditioned on required regulatory approvals, approval by Hawaiian Holdings, Inc. shareholders (which is expected to be sought in the first quarter of 2024), and other customary closing conditions. It is expected to close in 12-18 months. The combined organization will be based in Seattle under the leadership of Alaska Airlines CEO Ben Minicucci. A dedicated leadership team will be established to focus on integration planning.

Advisors

BofA Securities and PJT Partners are serving as financial advisors and O’Melveny & Myers LLP is serving as legal advisor to Alaska Airlines. Barclays is serving as financial advisor and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor to Hawaiian Airlines.

Microsite and Multimedia Assets

Additional information about the transaction is available at a new joint website at localcareglobalreach.com and investor materials can also be found at investor.alaskaair.com and news.alaskaair.com.

INVESTOR CONFERENCE CALL AND PRESS CONFERENCE

Alaska Airlines and Hawaiian Airlines executives will discuss the transaction on a conference call. An investor presentation about the transaction will be referenced on the conference call and is being posted on the joint website referenced above.

Alaska Airlines and Hawaiian Airlines will be joined by local leaders at a joint press conference in Honolulu today, December 3, 2023, at 3:00 p.m. Hawai‘i Standard time.

About Alaska Airlines

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico with new service to the Bahamas and Guatemala beginning in December. We strive to be the most caring airline with award-winning customer service and an industry-leading loyalty program. As a member of the oneworld Alliance, and with our additional global partners, our guests can travel to more than 1,200 destinations on 29 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskaair.com and follow @alaskaairnews for news and stories. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group.

About Hawaiian Airlines

Now in its 95th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawai‘i and 15 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Cook Islands, Japan, New Zealand, South Korea and Tahiti.

Consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i. The carrier was named Hawai‘i’s best employer by Forbes in 2022 and has topped Travel + Leisure’s World’s Best list as the No. 1 U.S. airline for the past two years. Hawaiian has also led all U.S. carriers in on-time performance for 18 consecutive years (2004-2021) as reported by the U.S. Department of Transportation.

The airline is committed to connecting people with aloha. As Hawai’i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

Forward-Looking Statements

This communication contains forward-looking statements subject to the safe harbor protection provided by the federal securities laws, including statements relating to the expected timing of the closing of the pending acquisition (the “Transaction”) of Hawaiian Holdings Inc. (“Hawaiian Holdings”) by Alaska Air Group, Inc. (“Alaska Air Group”); considerations taken into account by Alaska Air Group’s and Hawaiian Holdings’ Boards of Directors in approving the Transaction; and expectations for Alaska Air Group and Hawaiian Holdings following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include: the possibility that Hawaiian Holdings shareholders may not approve the adoption of the merger agreement; the risk that a condition to closing of the Transaction may not be satisfied (or waived); the ability of each party to consummate the Transaction; that either party may terminate the merger agreement or that the closing of the Transaction might be delayed or not occur at all; possible disruption related to the Transaction to Alaska Air Group’s or Hawaiian Holding’s current plans or operations, including through the loss of customers and employees; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Transaction; a failure to (or delay in) receiving the required regulatory clearances for the Transaction; uncertainties regarding Alaska Air Group’s ability to successfully integrate the operations of Hawaiian Holdings and Alaska Air Group and the time and cost to do so; the outcome of any legal proceedings that could be instituted against Hawaiian Holdings, Alaska Air Group or others relating to the Transaction; Alaska Air Group’s ability to realize anticipated cost savings, synergies or growth from the Transaction in the timeframe expected or at all; legislative, regulatory and economic developments affecting the business of Alaska Air Group and Hawaiian Holdings; general economic conditions including those associated with pandemic recovery; the possibility and severity of catastrophic events, including but not limited to, pandemics, natural disasters, acts of terrorism or outbreak of war or hostilities; and other risks and uncertainties detailed in periodic reports that Alaska Air Group and Hawaiian Holdings file with the Securities and Exchange Commission (“SEC”). All forward-looking statements in this communication are based on information available to Alaska Air Group and Hawaiian Holdings as of the date of this communication. Alaska Air Group and Hawaiian Holdings each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.

Additional Information and Where to Find It

Hawaiian Holdings, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Transaction. Hawaiian Holdings plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction.

Daniel W. Akins, Wendy A. Beck, Earl E. Fry, Lawrence S. Hershfield, C. Jayne Hrdlicka, Peter R. Ingram, Michael E. McNamara, Crystal K. Rose, Mark D. Schneider, Craig E. Vosburg, Duane E. Woerth and Richard N. Zwern, all of whom are members of Hawaiian Holdings’ board of directors, and Shannon L. Okinaka, Hawaiian Holdings’ chief financial officer, are participants in Hawaiian Holdings’ solicitation. None of such participants owns in excess of one percent of Hawaiian Holdings’ common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Please refer to the information relating to the foregoing (other than for Messrs. Akins and Woerth) under the caption “Security Ownership of Certain Beneficial Owners and Management” in Hawaiian Holdings’ definitive proxy statement for its 2023 annual meeting of stockholders (the “2023 Proxy Statement”), which was filed with the SEC on April 5, 2023 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1172222/000117222223000022/ha-20230405.htm#i2d8a68908cc64c37bbeca80e509abb72_31. Since the filing of the 2023 Proxy Statement, (a) each director (other than Mr. Ingram) received a grant of 13,990 restricted stock units that will vest upon the earlier of (i) the day prior to Hawaiian Holdings’ 2024 annual meeting of stockholders or (ii) a change in control of Hawaiian Holdings; (b) Mr. Ingram received a grant of 163,755 restricted stock units; and (c) Ms. Okinaka received a grant of 57,314 restricted stock units. In the Transaction, equity awards held by Mr. Ingram and Ms. Okinaka will be treated in accordance with their respective severance and change in control agreements. As of December 1, 2023, Mr. Ingram beneficially owns 340,964 shares and Ms. Okinaka beneficially owns 86,903 shares. The 2023 proxy statement, under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control,” contains certain illustrative information on the payments that may be owed to Mr. Ingram and Ms. Okinaka in a change of control of

Hawaiian Holdings. As of December 1, 2023, (a) Mr. Woerth beneficially owns 37,389 shares and (b) Mr. Akins beneficially owns no shares. Mr. Akins received a grant of 13,990 restricted stock units that will vest upon the earlier of (a) the day prior to Hawaiian Holdings’ 2024 annual meeting of stockholders or (b) a change of control.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Hawaiian Holdings will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HAWAIIAN HOLDINGS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian Holdings with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Hawaiian Holdings’ definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian Holdings with the SEC in connection with the Transaction will also be available, free of charge, at Hawaiian Holdings’ investor relations website (https://newsroom.hawaiianairlines.com/investor-relations), or by writing to Hawaiian Holdings Inc., Attention: Investor Relations, P.O. Box 30008, Honolulu, HI 96820.